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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact: Kevin F. McLaughlin, Senior Vice President and Chief Financial Officer of PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4274 or kevin.mclaughlin@praecis.com.


                      PRAECIS PHARMACEUTICALS INCORPORATED
          ANNOUNCES ACCEPTANCE BY FDA OF PLENAXIS(TM) NDA RESUBMISSION

WALTHAM, MA -- MARCH 26, 2003 -- PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ:
PRCS) today announced that the United States Food and Drug Administration (FDA) has accepted for review the Company's resubmission of its New Drug Application
(NDA) for Plenaxis(TM). The FDA has confirmed that it is committed to complete its review of the NDA resubmission by August 27, 2003. The Company is seeking approval to market Plenaxis(TM) in the United States for use in a defined sub-population of advanced prostate cancer patients for whom the use of existing hormonal therapies may not be appropriate.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP(TM) combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS employed LEAP(TM) in the development of Plenaxis(TM), its candidate for the treatment of hormonally responsive advanced prostate cancer and endometriosis. PRAECIS also has a clinical program in Alzheimer's disease, and has numerous programs in the research or preclinical development stage.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE TIMING OF REVIEW BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION OF A NEW DRUG APPLICATION FOR PLENAXIS(TM). THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE TIMING AND CONTENT OF DECISIONS MADE BY THE FDA, THE NEED FOR ADDITIONAL RESEARCH, TESTING AND/OR ANALYSES, INCLUDING AS A RESULT OF UNANTICIPATED DETERMINATIONS BY THE FDA, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002.